Exhibit 99.1

Heritage Commerce Corp Earns $14.8 Million for the Second Quarter of 2022, and

$27.7 Million for the First Six Months of 2022

San Jose, CA — July 28, 2022 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced second quarter 2022 net income of $14.8 million, or $0.24 per average diluted common share, compared to $8.8 million, or $0.15 per average diluted common share, for the second quarter of 2021, and $12.9 million, or $0.21 per average diluted common share, for the first quarter of 2022. For the six months ended June 30, 2022, net income was $27.7 million, or $0.45 per average diluted common share, compared to $20.0 million, or $0.33 per average diluted common share, for the six months ended June 30, 2021. All results are unaudited.

“Our second quarter of 2022 results were stellar, generating record earnings for the quarter and for the first half of 2022,” said Walter Kaczmarek, President and Chief Executive Officer. “Year-over-year core deposit growth was solid, supporting strong organic loan growth. Loans, excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans and residential mortgages, increased 12% from a year earlier. Additionally, our strong liquidity provides us with the opportunity for investment strategies that positively impact our net interest income.”

“We continue to deliver solid profitability metrics, including an annualized return on average tangible equity of 14.06% and an efficiency ratio of 52.73% for the second quarter of 2022,” said Mr. Kaczmarek. “Our excellent credit quality further improved during the second quarter of 2022 with nonperforming assets declining 56% from a year ago and down 29% from the linked quarter. Our allowance for credit losses on loans to total loans increased to 1.48%, or $45.5 million, at June 30, 2022, from 1.41%, or $42.8 million, at March 31, 2022, despite having a negative provision for credit losses on loans, due to net loan recoveries on previously charged off loans of $2.9 million during the second quarter of 2022. The net interest margin improved to 3.38% for the second quarter 2022, compared to 3.05% for the first quarter of 2022.”

“Our franchise is growing as we continue to look for opportunities to expand in the San Francisco Bay area. We recently opened a new banking office in Oakland, at 1111 Broadway, Suite 1650, offering a full range of commercial banking services to small and medium-sized businesses and their owners, managers and employees. We will continue to focus on deepening our existing customer relationships while cultivating new customer relationships,” said Mr. Kaczmarek. “Going forward, our balance sheet remains well positioned to benefit from rising interest rates. Together with our strong liquidity and capital levels, earnings capacity and dedicated employees, we are well positioned for further success as we head into the second half of the year.”

Second Quarter Ended June 30, 2022

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended June 30, 2022, compared to June 30, 2021, and March 31, 2022, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.24 for the second quarter of 2022, compared to $0.15 for the second quarter of 2021, and $0.21 for the first quarter of 2022. Diluted earnings per share were $0.45 for the first six months of 2022, compared to $0.33 for the first six months of 2021.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended:			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(unaudited)	2022	2022	2021	2022	2021
Return on average tangible assets	1.15%	0.99%	0.73%	1.07%	0.85%
Return on average tangible equity	14.06%	12.47%	8.84%	13.28%	10.16%

♦	Net interest income, before provision for credit losses on loans, increased 20% to $41.9 million for the second quarter of 2022, compared to $34.9 million for the second quarter of 2021, primarily due to higher average balances of loans and investment securities, higher average yields on investment securities and overnight funds, an increase in the accretion of the loan purchase discount into interest income from acquired loans, and a lower cost of funds, partially offset by lower interest and fees on PPP loans. Net interest income increased 10% for the second quarter of 2022, compared to $38.2 million for the first quarter of 2022, primarily due to higher average balances of loans and investment securities, higher average yields on loans, investment securities and overnight funds, an increase in the accretion of the loan purchase discount into interest income from acquired loans, partially offset by lower interest and fees on PPP loans. Net interest income increased 15% to $80.1 million for the first six months of 2022, compared to $69.8 million for the first six months of 2021, primarily due to higher average balances of loans and investment securities, higher average yields on investment securities and overnight funds, and a lower cost of funds, partially offset by lower interest and fees on PPP loans.

●	The fully tax equivalent (“FTE”) net interest margin increased 33 basis points to 3.38% for the second quarter of 2022 from 3.05% for the first quarter of 2022, primarily due to a shift in the mix of earning assets as the Company invested its excess liquidity into higher yielding loans and investment securities, higher average yield on overnight funds, and an increase in the accretion of the loan purchase discount into interest income from acquired loans, partially offset by lower interest and fees on PPP loans.

●	The FTE net interest margin increased 38 basis points to 3.38% for the second quarter of 2022, from 3.00% for the second quarter of 2021, primarily due to a shift in the mix of earning assets into higher yielding loans and investment securities, higher average yield on overnight funds, and an increase in the accretion of the loan purchase discount into interest income from acquired loans, and a decline in the cost of funds, partially offset by lower interest and fees on PPP loans.

●	For the first six months of 2022, the FTE net interest margin increased 11 basis points to 3.21%, compared to 3.10% for the first six months of 2021, primarily due to higher average balances of loans and investment securities, higher average yields on investment securities and overnight funds, and a lower cost of funds, partially offset by lower interest and fees on PPP loans.

♦	The following table, as of June 30, 2022, sets forth the estimated changes in the Company’s annual net interest income that would result from the designated instantaneous parallel shift in interest rates from the base rate:

	Increase/(Decrease) in
	Estimated Net
	Interest Income(1)
	Amount	Percent

	(Dollars in thousands)
Change in Interest Rates (basis points)
+400	$40,591	22.7%
+300	$30,388	17.0%
+200	$20,241	11.3%
+100	$10,153	5.7%
0	—	—
−100	$(19,568)	(11.0)%
−200	$(36,408)	(20.4)%

(1)	Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could reduce any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio increased to 4.80% for the second quarter of 2022, compared to 4.70% for the first quarter of 2022, primarily due to increases in the prime rate, an increase in the accretion of the loan purchase discount into interest income from acquired loans, partially offset by lower fees on PPP loans, and higher average balances of lower yielding purchased residential mortgage loans.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2022			March 31, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,530,836	$27,402	4.34%	$2,483,708	$26,097	4.26%
Prepayment fees	—	549	0.09%	—	510	0.08%
PPP loans	21,479	53	0.99%	60,264	146	0.98%
PPP fees, net	—	493	9.21%	—	1,346	9.06%
Asset-based lending	49,667	874	7.06%	69,617	950	5.53%
Bay View Funding factored receivables	64,085	3,129	19.58%	57,761	2,793	19.61%
Purchased residential mortgages	381,988	2,711	2.85%	355,626	2,428	2.77%
Purchased commercial real estate ("CRE") loans	8,425	77	3.67%	8,514	77	3.67%
Loan fair value mark / accretion	(6,303)	1,250	0.20%	(6,901)	754	0.12%
Total loans (includes loans held-for-sale)	$3,050,177	$36,538	4.80%	$3,028,589	$35,101	4.70%

●	The average yield on the total loan portfolio remained flat at 4.80% for both the second quarter of 2022 and the second quarter of 2021, as an increase in the accretion of the loan purchase discount into interest income from acquired loans and higher yields on the asset-based lending portfolio, was offset by lower interest and fees on PPP loans, higher average balances of lower yielding purchased residential mortgages, declines in the average yields of the core bank loans and Bay View Funding factored receivables.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2022			June 30, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,530,836	$27,402	4.34%	$2,246,030	$25,036	4.47%
Prepayment fees	—	549	0.09%	—	504	0.09%
PPP loans	21,479	53	0.99%	334,604	831	1.00%
PPP fees, net	—	493	9.21%	—	1,876	2.25%
Asset-based lending	49,667	874	7.06%	35,125	464	5.30%
Bay View Funding factored receivables	64,085	3,129	19.58%	48,993	2,772	22.69%
Purchased residential mortgages	381,988	2,711	2.85%	125,710	981	3.13%
Purchased CRE loans	8,425	77	3.67%	14,602	110	3.02%
Loan fair value mark / accretion	(6,303)	1,250	0.20%	(10,643)	865	0.15%
Total loans (includes loans held-for-sale)	$3,050,177	$36,538	4.80%	$2,794,421	$33,439	4.80%

●	The average yield on the total loan portfolio decreased to 4.75% for the six months ended June 30, 2022, compared to 5.01% for the six months ended June 30, 2021, primarily due to an increase in the average balance of lower yielding purchased residential mortgages, and a decrease in interest and fees on PPP loans.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2022			June 30, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,507,403	$53,498	4.30%	$2,222,135	$49,729	4.51%
Prepayment fees	—	1,059	0.09%	—	1,021	0.09%
PPP loans	40,764	199	0.98%	326,928	1,615	1.00%
PPP fees, net	—	1,839	9.10%	—	5,276	3.25%
Asset-based lending	59,587	1,825	6.18%	31,268	838	5.40%
Bay View Funding factored receivables	60,940	5,922	19.60%	48,546	5,422	22.52%
Purchased residential mortgages	368,880	5,139	2.81%	74,238	1,099	2.99%
Purchased CRE loans	8,469	154	3.67%	15,875	281	3.57%
Loan fair value mark / accretion	(6,600)	2,004	0.16%	(11,132)	1,994	0.18%
Total loans (includes loans held-for-sale)	$3,039,443	$71,639	4.75%	$2,707,858	$67,275	5.01%

●	In aggregate, the remaining net purchase discount on total loans acquired from Focus Business Bank, Tri-Valley Bank, United American Bank, and Presidio Bank was $5.3 million at June 30, 2022.

♦	The average cost of total deposits was 0.10% for both the second and first quarters of 2022, compared to 0.11% for the second quarter of 2021. The average cost of total deposits was 0.10% for the six months ended June 30, 2022, compared to 0.12% for the six months ended June 30, 2021.

♦	During the second quarter of 2022, there was a negative provision for credit losses on loans of $181,000, compared to a $493,000 negative provision for credit losses on loans for the second quarter of 2021, and a $567,000 negative provision for credit losses on loans for the first quarter of 2022. There was a negative provision for credit losses on loans of $748,000 for the six months ended June 30, 2022, compared to a $2.0 million negative provision for credit losses on loans for the six months ended June 30, 2021.
♦	Total noninterest income remained relatively flat at $2.1 million for the second quarter of 2022, compared to $2.2 million for the second quarter of 2021, mostly due to a lower gain on proceeds from company-owned life insurance, partially offset by higher service charges and fees on deposit accounts during the second quarter of 2022. Total noninterest income decreased from $2.5 million for the first quarter of 2022, primarily due to a $637,000 gain on warrants and a higher gain on sale of SBA loans during the first quarter of 2022, partially offset by higher service charges and fees on deposit accounts during the second quarter of 2022.

●	For the six months ended June 30, 2022, total noninterest income remained relatively flat at $4.6 million, compared to $4.5 million for the six months ended June 30, 2021, primarily due to a $637,000 gain on warrants and higher service charges and fees on deposit accounts during the first six months of 2022, partially offset by a lower gain on proceeds from company-owned life insurance and a lower gain on sale of SBA loans during the first six months of 2022.

♦	Total noninterest expense for the second quarter of 2022 decreased to $23.2 million, compared to $25.8 million for the second quarter of 2021, primarily due to a $4.0 million reserve for a legal settlement during the second quarter of 2021, partially offset by higher salaries and employee benefits, insurance expense and Federal Deposit Insurance Corporation (“FDIC”) assessments during the second quarter of 2022. Noninterest expense for the second quarter of 2022 remained relatively flat compared to $23.3 million for the first quarter of 2022.

●	Noninterest expense for the six months ended June 30, 2022 decreased to $46.4 million, compared to $49.0 million for the six months ended June 30, 2021, primarily due to a reserve for a legal settlement during the first six months of 2021, partially offset by higher salaries and employee benefits, insurance expense and FDIC assessments during the first six months of 2022.

●	Full time equivalent employees was 332 at June 30, 2022, and 330 at June 30, 2021, and 325 at March 31, 2022.

♦	The efficiency ratio was 52.73% for the second quarter of 2022, compared to 69.58% for the second quarter of 2021, and 57.16% for the first quarter of 2022. The efficiency ratio for the six months ended June 30, 2022 was 54.86%, compared to 65.97% for the six months ended June 30, 2021. Excluding the $4.0 million reserve for a legal settlement, the efficiency ratio was 58.78% for the second quarter of 2021, and 60.59% for the first six months of 2021.

♦	Income tax expense was $6.1 million for the second quarter of 2022, compared to $3.0 million for the second quarter of 2021, and $5.1 million for the first quarter of 2022. The effective tax rate for the second quarter of 2022 was 29.3%, compared to 25.1% for the second quarter of 2021, and 28.5% for the first quarter of 2021. Income tax expense for the six months ended June 30, 2022 was $11.3 million, compared to $7.3 million for the six months ended June 30, 2021. The effective tax rate for the six months ended June 30, 2022 was 28.9%, compared to 26.7% for the six months ended June 30, 2021.

●	The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% was primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low-income housing limited partnerships (net of low-income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets increased 6% to $5.357 billion at June 30, 2022, compared to $5.073 billion at June 30, 2021, and decreased (1%) from $5.427 billion at March 31, 2022.

♦	Securities available-for-sale, at fair value, totaled $332.1 million at June 30, 2022, compared to $146.0 million at June 30, 2021, and $111.2 million at March 31, 2022. At June 30, 2022, the Company’s securities available-for-sale portfolio was comprised of $250.1 million of U.S. Treasury securities and $82.0 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities).
●	The pre-tax unrealized loss on U.S. Treasury securities available-for-sale at June 30, 2022 was ($1.2) million, compared to a pre-tax unrealized gain of $94,000 at June 30, 2021, and a pre-tax unrealized loss of ($94,000) at March 31, 2022. The pre-tax unrealized loss on mortgage-backed securities available-for-sale at June 30, 2022 was ($2.9) million, compared to a pre-tax unrealized gain of $4.2 million at June 30, 2021, and a pre-tax unrealized loss of ($1.4) million at March 31, 2022. The pre-tax unrealized loss on total securities available-for-sale at June 30, 2022 was ($4.1) million, compared to a pre-tax unrealized gain of $4.3 million at June 30, 2021, and a pre-tax unrealized loss of ($1.5) million at March 31, 2022. All other factors remaining the same, when market interest rates are increasing, the Company will experience a higher unrealized loss on the securities portfolio.
●	During the second quarter of 2022, the Company purchased $229.3 million of U.S. Treasury securities available-for-sale, with a book yield of 2.80% and an average life of 2.58 years. During the first six months of 2022, the Company purchased $251.0 million of U.S. Treasury securities available-for-sale, with a book yield of 2.75% and an average life of 2.57 years.
♦	At June 30, 2022, securities held-to-maturity, at amortized cost, totaled $723.7 million, compared to $421.3 million at June 30, 2021, and $736.8 million at March 31, 2022. At June 30, 2022, the Company’s securities held-to-maturity portfolio was comprised of $683.7 million of agency mortgage-backed securities, and $40.0 million of tax-exempt municipal bonds.
●	The pre-tax unrealized loss on mortgage-backed securities held-to-maturity at June 30, 2022 was ($72.5) million, compared to a pre-tax unrealized gain of $4.2 million at June 30, 2021, and a pre-tax unrealized loss of ($46.2) million at March 31, 2022. The pre-tax unrealized loss on municipal bonds held-to-maturity at June 30, 2022 was ($436,000), compared to a pre-tax unrealized gain of $1.2 million at June 30, 2021, and a pre-tax unrealized gain of $148,000 at March 31, 2022. The pre-tax unrealized loss on total securities held-to-maturity at June 30, 2022 was ($72.9) million, compared to a pre-tax unrealized gain of $5.4 million at June 30, 2021, and a pre-tax unrealized loss of ($46.1) million at March 31, 2021.
●	During the second quarter of 2022, the Company purchased $9.8 million of agency mortgage-backed securities held-to-maturity, with a book yield of 3.26% and an average life of 6.92 years. During the first six months of 2022, the Company purchased $119.4 million of agency mortgage-backed securities held-to-maturity, with a book yield of 2.21% and an average life of 6.55 years.
♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	June 30, 2022		March 31, 2022		June 30, 2021
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$523,268	17%	$568,053	19%	$557,686	20%
PPP Loans(1)	8,153	0%	37,393	1%	286,461	10%
Real estate:
CRE - owner occupied	597,521	19%	597,542	20%	583,091	21%
CRE - non-owner occupied	993,621	32%	928,220	31%	742,135	26%
Land and construction	155,389	5%	153,323	5%	129,426	4%
Home equity	116,641	4%	111,609	3%	107,873	4%
Multifamily	221,938	7%	221,767	7%	198,771	7%
Residential mortgages	448,958	15%	391,171	13%	205,904	7%
Consumer and other	18,354	1%	17,110	1%	21,519	1%
Total Loans	3,083,843	100%	3,026,188	100%	2,832,866	100%
Deferred loan costs (fees), net	(1,391)	—	(2,124)	—	(8,070)	—
Loans, net of deferred costs and fees	$3,082,452	100%	$3,024,064	100%	$2,824,796	100%

(1)	Less than 1% at June 30, 2022.

●	Loans, excluding loans held-for-sale, increased $257.7 million, or 9%, to $3.082 billion at June 30, 2022, compared to $2.825 billion at June 30, 2021, and increased $58.4 million, or 2%, from $3.024 billion at March 31, 2022. Total loans at June 30, 2022 included $8.2 million of PPP loans, compared to $286.5 million at June 30, 2021 and $37.4 million at March 31, 2022. Total loans at June 30, 2022 included $449.0 million of residential mortgages, compared to $205.9 million at June 30, 2021, and $391.2 million at March 31, 2022. Loans, excluding loans held-for-sale, PPP loans and residential mortgages, increased $286.3 million, or 12%, to $2.626 billion at June 30, 2022, compared to $2.339 billion at June 30, 2021, and increased $29.3 million, or 1%, from $2.596 billion at March 31, 2022.

●	Commercial and industrial (“C&I”) line utilization was 28% at June 30, 2022, compared to 27% at June 30, 2021, and 31% at March 31, 2022.

●	At June 30, 2022, 38% of the CRE loan portfolio was secured by owner-occupied real estate, compared to 44% at June 30, 2021, and 39% at March 31, 2022.

●	At June 30, 2022, approximately 36% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 44% at June 30, 2021, and 38% at March 31, 2022.
●	In response to economic stimulus laws passed by Congress in 2020 and 2021, the Bank funded two rounds of PPP loans totaling $530.8 million. At June 30, 2022, after accounting for loan payoffs and SBA loan forgiveness, “Round 1” PPP loans were $43,000 and “Round 2” PPP loans were $8.1 million. In total, the Bank had $8.2 million in outstanding PPP loan balances at June 30, 2022. The following table shows interest income, fee income and deferred origination costs generated by the PPP loans, outstanding PPP loan balances and related deferred fees and costs for the periods indicated:

	At or For the Quarter Ended:			At or For the Six Months Ended:
PPP LOANS	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
Interest income	$53	$146	$831	$199	$1,615
Fee income, net	493	1,346	1,876	1,839	5,276
Total	$546	$1,492	$2,707	$2,038	$6,891

PPP loans outstanding at period end:
Round 1	$43	$1,186	$91,849	$43	$91,849
Round 2	8,110	36,207	194,612	8,110	194,612
Total	$8,153	$37,393	$286,461	$8,153	$286,461

Deferred fees outstanding at period end	$(337)	$(876)	$(7,747)	$(337)	$(7,747)
Deferred costs outstanding at period end	24	69	869	24	869
Total	$(313)	$(807)	$(6,878)	$(313)	$(6,878)

●	During the second quarter of 2022, the Company purchased single family residential mortgage loans totaling $74.5 million, tied to homes all located in California, with average principal balances of approximately $821,000 and a weighted average yield of approximately 3.14%. During the second quarter of 2021, the Company purchased single family residential mortgage loans totaling $140.0 million, tied to homes all located in California, with average principal balances of approximately $585,000 and a weighted average yield of approximately 3.39% (excluding servicing costs, which are netted against interest income contributing to a lower overall average yield).

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:			For the Six Months Ended
ALLOWANCE FOR CREDIT LOSSES ON LOANS	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
Balance at beginning of period	$42,788	$43,290	$44,296	$43,290	$44,400
Charge-offs during the period	(355)	(16)	(105)	(371)	(368)
Recoveries during the period	3,238	81	258	3,319	1,929
Net recoveries (charge-offs) during the period	2,883	65	153	2,948	1,561
Provision for (recapture of) credit losses on loans during the period	(181)	(567)	(493)	(748)	(2,005)
Balance at end of period	$45,490	$42,788	$43,956	$45,490	$43,956

Total loans, net of deferred fees	$3,082,454	$3,024,064	$2,824,796	$3,082,454	$2,824,796
Total nonperforming loans	$2,715	$3,830	$6,180	$2,715	$6,180
ACLL to total loans	1.48%	1.41%	1.56%	1.48%	1.56%
ACLL to total nonperforming loans	1,675.51%	1,117.18%	711.26%	1,675.51%	711.26%

●	The ACLL was 1.48% of total loans at June 30, 2022 while the ACLL to total nonperforming loans was 1,675.51%. The ACLL was 1.56% of total loans and the ACLL to nonperforming loans was 711.26% at June 30, 2021. The ACLL was 1.41% of total loans and the ACLL to total nonperforming loans was 1,117.18% at March 31, 2022.
●	The following table shows the drivers of change in ACLL under the current expected credit losses (“CECL”) methodology for the second quarter of 2022:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ACLL at December 31, 2021	$43,290
Portfolio changes during the first quarter of 2022 including net recoveries	(33)
Qualitative and quantitative changes during the first
quarter of 2022 including changes in economic forecasts	(469)
ACLL at March 31, 2022	42,788
Portfolio changes during the second quarter of 2022 including net recoveries	1,383
Qualitative and quantitative changes during the second
quarter of 2022 including changes in economic forecasts	1,319
ACLL at June 30, 2022	$45,490

♦	Net recoveries totaled $2.9 million for the second quarter of 2022, compared to net recoveries of $153,000 for the second quarter of 2021, and net recoveries of $65,000 for the first quarter of 2022. Net recoveries totaled $2.9 million during both the second quarter and the first six months of 2022, primarily due to recoveries of a couple of larger loans that were previously charged off.
♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

NONPERFORMING ASSETS	June 30, 2022		March 31, 2022		June 30, 2021
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
CRE loans	$1,094	40%	$2,233	58%	$2,923	47%
Restructured and loans over 90 days past due and still accruing	981	36%	527	14%	889	14%
Commercial loans	640	24%	997	26%	1,793	29%
Home equity loans	—	—%	73	2%	407	7%
Consumer and other loans	—	—%	—	—%	168	3%
Total nonperforming assets	$2,715	100%	$3,830	100%	$6,180	100%

●	NPAs totaled $2.7 million, or 0.05% of total assets, at June 30, 2022, compared to $6.2 million, or 0.12% of total assets, at June 30, 2021, $3.8 million, or 0.07% of total assets, at March 31, 2022.

●	There were no foreclosed assets on the balance sheet at June 30, 2022, June 30, 2021, or March 31, 2022.

●	Classified assets decreased to $28.9 million, or 0.54% of total assets, at June 30, 2022, compared to $32.4 million, or 0.64% of total assets, at June 30, 2021, and $30.6 million, or 0.56% of total assets, at March 31, 2022.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	June 30, 2022		March 31, 2022		June 30, 2021
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,846,365	40%	$1,811,943	38%	$1,840,516	42%
Demand, interest-bearing	1,218,538	26%	1,268,942	27%	1,140,867	26%
Savings and money market	1,387,003	30%	1,447,434	31%	1,174,587	27%
Time deposits — under $250	36,691	1%	38,417	1%	42,118	1%
Time deposits — $250 and over	98,760	2%	93,161	2%	110,111	3%
CDARS — interest-bearing demand,
money market and time deposits	26,287	1%	30,008	1%	36,273	1%
Total deposits	$4,613,644	100%	$4,689,905	100%	$4,344,472	100%

●	Total deposits increased $269.2 million, or 6%, to $4.614 billion at June 30, 2022, compared to $4.344 billion at June 30, 2021, and decreased ($76.3) million, or (2%), from $4.690 billion at March 31, 2022. The decrease in total deposits at June 30, 2022, compared to March 31, 2022, was primarily due to a decline in temporary deposits from two customers. The deposits from those two customers decreased ($61.2) million to $149.3 million at June 30, 2022, compared to $210.5 million at March 31, 2022.

●	Deposits, excluding all time deposits and CDARS deposits, increased $295.9 million, or 7%, to $4.452 billion at June 30, 2022, compared to $4.156 billion at June 30, 2021, and decreased ($76.4) million, or (2%), compared to $4.528 billion at March 31, 2022.

♦	During the second quarter of 2022, the Company completed a private placement offering of $40.0 million aggregate principal amount of its 5.00% fixed-to-floating rate subordinated notes due May 15, 2032 (“Sub Debt due 2032”). The Company used the net proceeds of the Sub Debt due 2032 for general corporate purposes, including the repayment on June 1, 2022 of the Company’s $40.0 million aggregate principal amount of 5.25% fixed-to-floating rate subordinated notes due June 1, 2027. The Sub Debt due 2032, net of unamortized issuance costs of $726,000, totaled $39,274,000 at June 30, 2022, and qualifies as Tier 2 capital for the Company under the guidelines established by the Federal Reserve Bank.
♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at June 30, 2022, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	14.6%	14.1%	10.0%	10.5%
Tier 1 Capital	12.5%	13.0%	8.0%	8.5%
Common Equity Tier 1 Capital	12.5%	13.0%	6.5%	7.0%
Tier 1 Leverage	8.7%	9.0%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2022	2022	2021
Unrealized (loss) gain on securities available-for-sale	$(3,037)	$(1,127)	$2,674
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	—	—	243
Split dollar insurance contracts liability	(5,501)	(5,491)	(6,142)
Supplemental executive retirement plan liability	(7,507)	(7,588)	(8,506)
Unrealized gain on interest-only strip from SBA loans	127	152	199
Total accumulated other comprehensive loss	$(15,918)	$(14,054)	$(11,532)

♦	Tangible equity was $427.2 million at June 30, 2022, compared to $400.6 million at June 30, 2021, and $420.4 million at March 31, 2022. Tangible book value per share was $7.04 at June 30, 2022, compared to $6.65 at June 30, 2021, and $6.96 at March 31, 2022.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the following: (1) geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy prices and commodity prices, and increase the volatility of financial markets; (2) conditions related to the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, on our customers, employees, businesses, liquidity, and financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (3) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (4) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (5) inflationary pressures and changes in the interest rate environment that reduce our margin and yields, the fair value of financial instruments or our level of loan originations, or increase in the level of defaults, losses and prepayments on loans we have made and make; (6) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (7) volatility in credit and equity markets and its effect on the global economy; (8) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (9) our ability to achieve loan growth and attract deposits in our market area; (10) risks associated with concentrations in real estate related loans; (11) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (12) credit related impairment charges to our securities portfolio; (13) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (15) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (16) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (17) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (18) possible adjustment of the valuation of our deferred tax assets; (19) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (20) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (21) risks of loss of funding of SBA or SBA loan programs, or changes in those programs; (22) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (23) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (24) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (25) availability of and competition for acquisition opportunities; (26) risks resulting from domestic terrorism; (27) risks resulting from social unrest and protests; (28) risks of natural disasters (including earthquakes and flooding) and other events beyond our control; (29) our participation as a lender in the SBA PPP and similar programs and its effect on our liquidity, financial results, businesses and customers, including the ability of customers to comply with requirements and otherwise perform with respect to loans obtained under such programs; (30) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000’s, unaudited)	2022	2022	2021	2022	2021	2022	2021	Change
Interest income	$43,556	$39,906	$36,632	9%	19%	$83,462	$73,393	14%
Interest expense	1,677	1,685	1,756	0%	(4)%	3,362	3,559	(6)%
Net interest income before provision
for credit losses on loans	41,879	38,221	34,876	10%	20%	80,100	69,834	15%
Provision for (recapture of) credit losses on loans	(181)	(567)	(493)	68%	63%	(748)	(2,005)	63%
Net interest income after provision
for credit losses on loans	42,060	38,788	35,369	8%	19%	80,848	71,839	13%
Noninterest income:
Service charges and fees on deposit accounts	867	612	659	42%	32%	1,479	1,260	17%
Increase in cash surrender value of
life insurance	480	480	458	0%	5%	960	914	5%
Servicing income	139	106	104	31%	34%	245	286	(14)%
Termination fees	45	—	57	N/A	(21)%	45	147	(69)%
Gain on sales of SBA loans	27	156	83	(83)%	(67)%	183	633	(71)%
Gain on proceeds from company owned
life insurance	27	—	396	N/A	(93)%	27	462	(94)%
Gain on warrants	—	637	—	(100)%	N/A	637	—	N/A
Other	513	469	412	9%	25%	982	768	28%
Total noninterest income	2,098	2,460	2,169	(15)%	(3)%	4,558	4,470	2%
Noninterest expense:
Salaries and employee benefits	13,476	13,821	12,572	(2)%	7%	27,297	26,530	3%
Occupancy and equipment	2,277	2,437	2,247	(7)%	1%	4,714	4,521	4%
Professional fees	1,291	1,080	1,771	20%	(27)%	2,371	3,490	(32)%
Other	6,146	5,914	9,185	4%	(33)%	12,060	14,478	(17)%
Total noninterest expense	23,190	23,252	25,775	0%	(10)%	46,442	49,019	(5)%
Income before income taxes	20,968	17,996	11,763	17%	78%	38,964	27,290	43%
Income tax expense	6,147	5,130	2,950	20%	108%	11,277	7,273	55%
Net income	$14,821	$12,866	$8,813	15%	68%	$27,687	$20,017	38%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.24	$0.21	$0.15	14%	60%	$0.46	$0.33	39%
Diluted earnings per share	$0.24	$0.21	$0.15	14%	60%	$0.45	$0.33	36%
Weighted average shares outstanding - basic	60,542,170	60,393,883	60,089,327	0%	1%	60,468,027	60,008,071	1%
Weighted average shares outstanding - diluted	60,969,154	60,921,835	60,730,141	0%	0%	60,945,711	60,572,457	1%
Common shares outstanding at period-end	60,666,794	60,407,846	60,202,766	0%	1%	60,666,794	60,202,766	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.26	$0.26	0%
Book value per share	$10.01	$9.95	$9.69	1%	3%	$10.01	$9.69	3%
Tangible book value per share	$7.04	$6.96	$6.65	1%	6%	$7.04	$6.65	6%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	9.86%	8.71%	6.06%	13%	63%	9.29%	6.95%	34%
Annualized return on average tangible equity	14.06%	12.47%	8.84%	13%	59%	13.28%	10.16%	31%
Annualized return on average assets	1.11%	0.96%	0.70%	16%	59%	1.04%	0.82%	27%
Annualized return on average tangible assets	1.15%	0.99%	0.73%	16%	58%	1.07%	0.85%	26%
Net interest margin (FTE)	3.38%	3.05%	3.00%	11%	13%	3.21%	3.10%	4%
Efficiency ratio	52.73%	57.16%	69.58%	(8)%	(24)%	54.86%	65.97%	(17)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,334,636	$5,443,240	$5,047,097	(2)%	6%	$5,388,638	$4,911,242	10%
Average tangible assets	$5,154,245	$5,262,175	$4,863,814	(2)%	6%	$5,207,912	$4,727,594	10%
Average earning assets	$4,985,611	$5,093,851	$4,678,084	(2)%	7%	$5,039,432	$4,549,736	11%
Average loans held-for-sale	$1,824	$1,478	$4,053	23%	(55)%	$1,652	$3,757	(56)%
Average total loans	$3,048,353	$3,027,111	$2,790,368	1%	9%	$3,037,791	$2,704,101	12%
Average deposits	$4,579,436	$4,697,136	$4,307,555	(3)%	6%	$4,637,960	$4,178,968	11%
Average demand deposits - noninterest-bearing	$1,836,350	$1,857,164	$1,808,638	(1)%	2%	$1,846,699	$1,761,035	5%
Average interest-bearing deposits	$2,743,086	$2,839,972	$2,498,917	(3)%	10%	$2,791,261	$2,417,933	15%
Average interest-bearing liabilities	$2,791,527	$2,879,952	$2,538,747	(3)%	10%	$2,835,495	$2,457,749	15%
Average equity	$603,182	$599,355	$583,009	1%	3%	$601,279	$581,094	3%
Average tangible equity	$422,791	$418,290	$399,726	1%	6%	$420,553	$397,446	6%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2022	2022	2021	2021	2021
Interest income	$43,556	$39,906	$39,956	$39,907	$36,632
Interest expense	1,677	1,685	1,847	1,725	1,756
Net interest income before provision
for credit losses on loans	41,879	38,221	38,109	38,182	34,876
Provision for (recapture of) credit losses on loans	(181)	(567)	(615)	(514)	(493)
Net interest income after provision
for credit losses on loans	42,060	38,788	38,724	38,696	35,369
Noninterest income:
Service charges and fees on deposit accounts	867	612	644	584	659
Increase in cash surrender value of
life insurance	480	480	454	470	458
Servicing income	139	106	138	129	104
Termination fees	45	—	618	32	57
Gain on sales of SBA loans	27	156	491	594	83
Gain on proceeds from company owned
life insurance	27	—	104	109	396
Gain on warrants	—	637	—	—	—
Other	513	469	361	490	412
Total noninterest income	2,098	2,460	2,810	2,408	2,169
Noninterest expense:
Salaries and employee benefits	13,476	13,821	12,871	12,461	12,572
Occupancy and equipment	2,277	2,437	2,366	2,151	2,247
Professional fees	1,291	1,080	1,200	1,211	1,771
Other	6,146	5,914	5,790	6,008	9,185
Total noninterest expense	23,190	23,252	22,227	21,831	25,775
Income before income taxes	20,968	17,996	19,307	19,273	11,763
Income tax expense	6,147	5,130	5,342	5,555	2,950
Net income	$14,821	$12,866	$13,965	$13,718	$8,813

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.24	$0.21	$0.23	$0.23	$0.15
Diluted earnings per share	$0.24	$0.21	$0.23	$0.23	$0.15
Weighted average shares outstanding - basic	60,542,170	60,393,883	60,298,424	60,220,717	60,089,327
Weighted average shares outstanding - diluted	60,969,154	60,921,835	60,844,221	60,760,189	60,730,141
Common shares outstanding at period-end	60,666,794	60,407,846	60,339,837	60,266,316	60,202,766
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$10.01	$9.95	$9.91	$9.79	$9.69
Tangible book value per share	$7.04	$6.96	$6.91	$6.77	$6.65

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	9.86%	8.71%	9.35%	9.29%	6.06%
Annualized return on average tangible equity	14.06%	12.47%	13.50%	13.49%	8.84%
Annualized return on average assets	1.11%	0.96%	0.97%	1.06%	0.70%
Annualized return on average tangible assets	1.15%	0.99%	1.00%	1.10%	0.73%
Net interest margin (FTE)	3.38%	3.05%	2.84%	3.18%	3.00%
Efficiency ratio	52.73%	57.16%	54.32%	53.78%	69.58%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,334,636	$5,443,240	$5,695,136	$5,139,239	$5,047,097
Average tangible assets	$5,154,245	$5,262,175	$5,513,359	$4,956,738	$4,863,814
Average earning assets	$4,985,611	$5,093,851	$5,336,129	$4,778,574	$4,678,084
Average loans held-for-sale	$1,824	$1,478	$4,047	$4,810	$4,053
Average total loans	$3,048,353	$3,027,111	$2,872,074	$2,766,731	$2,790,368
Average deposits	$4,579,436	$4,697,136	$4,945,204	$4,396,315	$4,307,555
Average demand deposits - noninterest-bearing	$1,836,350	$1,857,164	$1,979,940	$1,835,219	$1,808,638
Average interest-bearing deposits	$2,743,086	$2,839,972	$2,965,264	$2,561,096	$2,498,917
Average interest-bearing liabilities	$2,791,527	$2,879,952	$3,005,212	$2,601,002	$2,538,747
Average equity	$603,182	$599,355	$592,291	$586,012	$583,009
Average tangible equity	$422,791	$418,290	$410,514	$403,511	$399,726

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
ASSETS
Cash and due from banks	$35,764	$29,729	$41,904	20%	(15)%
Other investments and interest-bearing deposits
in other financial institutions	840,821	1,187,436	1,286,418	(29)%	(35)%
Securities available-for-sale, at fair value	332,129	111,217	145,955	199%	128%
Securities held-to-maturity, at amortized cost	723,716	736,823	421,286	(2)%	72%
Loans held-for-sale - SBA, including deferred costs	2,281	831	4,344	174%	(47)%
Loans:
Commercial	523,268	568,053	557,686	(8)%	(6)%
PPP loans	8,153	37,393	286,461	(78)%	(97)%
Real estate:
CRE - owner occupied	597,521	597,542	583,091	0%	2%
CRE - non-owner occupied	993,621	928,220	742,135	7%	34%
Land and construction	155,389	153,323	129,426	1%	20%
Home equity	116,641	111,609	107,873	5%	8%
Multifamily	221,938	221,767	198,771	0%	12%
Residential mortgages	448,958	391,171	205,904	15%	118%
Consumer and other	18,354	17,110	21,519	7%	(15)%
Loans	3,083,843	3,026,188	2,832,866	2%	9%
Deferred loan fees, net	(1,391)	(2,124)	(8,070)	(35)%	(83)%
Total loans, net of deferred costs and fees	3,082,452	3,024,064	2,824,796	2%	9%
Allowance for credit losses on loans	(45,490)	(42,788)	(43,956)	6%	3%
Loans, net	3,036,962	2,981,276	2,780,840	2%	9%
Company-owned life insurance	77,972	78,069	77,393	0%	1%
Premises and equipment, net	9,593	9,580	10,040	0%	(4)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	12,351	13,009	15,177	(5)%	(19)%
Accrued interest receivable and other assets	117,621	111,797	121,887	5%	(3)%
Total assets	$5,356,841	$5,427,398	$5,072,875	(1)%	6%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,846,365	$1,811,943	$1,840,516	2%	0%
Demand, interest-bearing	1,218,538	1,268,942	1,140,867	(4)%	7%
Savings and money market	1,387,003	1,447,434	1,174,587	(4)%	18%
Time deposits - under $250	36,691	38,417	42,118	(4)%	(13)%
Time deposits - $250 and over	98,760	93,161	110,111	6%	(10)%
CDARS - money market and time deposits	26,287	30,008	36,273	(12)%	(28)%
Total deposits	4,613,644	4,689,905	4,344,472	(2)%	6%
Subordinated debt, net of issuance costs	39,274	39,987	39,832	(2)%	(1)%
Accrued interest payable and other liabilities	96,699	96,450	105,127	0%	(8)%
Total liabilities	4,749,617	4,826,342	4,489,431	(2)%	6%

Shareholders’ Equity:
Common stock	499,832	498,763	495,665	0%	1%
Retained earnings	123,310	116,347	99,311	6%	24%
Accumulated other comprehensive loss	(15,918)	(14,054)	(11,532)	(13)%	(38)%
Total shareholders' equity	607,224	601,056	583,444	1%	4%
Total liabilities and shareholders’ equity	$5,356,841	$5,427,398	$5,072,875	(1)%	6%

	End of Period:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2022	2022	2021	2021	2021
ASSETS
Cash and due from banks	$35,764	$29,729	$15,703	$33,013	$41,904
Other investments and interest-bearing deposits
in other financial institutions	840,821	1,187,436	1,290,513	1,588,334	1,286,418
Securities available-for-sale, at fair value	332,129	111,217	102,252	121,000	145,955
Securities held-to-maturity, at amortized cost	723,716	736,823	658,397	537,285	421,286
Loans held-for-sale - SBA, including deferred costs	2,281	831	2,367	3,678	4,344
Loans:
Commercial	523,268	568,053	594,108	578,944	557,686
PPP loans	8,153	37,393	88,726	164,506	286,461
Real estate:
CRE - owner occupied	597,521	597,542	595,934	580,624	583,091
CRE - non-owner occupied	993,621	928,220	902,326	829,022	742,135
Land and construction	155,389	153,323	147,855	141,277	129,426
Home equity	116,641	111,609	109,579	106,690	107,873
Multifamily	221,938	221,767	218,856	205,952	198,771
Residential mortgages	448,958	391,171	416,660	211,467	205,904
Consumer and other	18,354	17,110	16,744	20,106	21,519
Loans	3,083,843	3,026,188	3,090,788	2,838,588	2,832,866
Deferred loan fees, net	(1,391)	(2,124)	(3,462)	(5,729)	(8,070)
Total loans, net of deferred fees	3,082,452	3,024,064	3,087,326	2,832,859	2,824,796
Allowance for credit losses on loans	(45,490)	(42,788)	(43,290)	(43,680)	(43,956)
Loans, net	3,036,962	2,981,276	3,044,036	2,789,179	2,780,840
Company-owned life insurance	77,972	78,069	77,589	77,509	77,393
Premises and equipment, net	9,593	9,580	9,639	9,821	10,040
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	12,351	13,009	13,668	14,423	15,177
Accrued interest receivable and other assets	117,621	111,797	117,614	121,129	121,887
Total assets	$5,356,841	$5,427,398	$5,499,409	$5,463,002	$5,072,875

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,846,365	$1,811,943	$1,903,768	$1,804,965	$1,840,516
Demand, interest-bearing	1,218,538	1,268,942	1,308,114	1,141,944	1,140,867
Savings and money market	1,387,003	1,447,434	1,375,825	1,600,754	1,174,587
Time deposits - under $250	36,691	38,417	38,734	39,628	42,118
Time deposits - $250 and over	98,760	93,161	94,700	103,046	110,111
CDARS - money market and time deposits	26,287	30,008	38,271	36,044	36,273
Total deposits	4,613,644	4,689,905	4,759,412	4,726,381	4,344,472
Subordinated debt, net of issuance costs	39,274	39,987	39,925	39,878	39,832
Accrued interest payable and other liabilities	96,699	96,450	102,044	106,625	105,127
Total liabilities	4,749,617	4,826,342	4,901,381	4,872,884	4,489,431

Shareholders’ Equity:
Common stock	499,832	498,763	497,695	496,622	495,665
Retained earnings	123,310	116,347	111,329	105,202	99,311
Accumulated other comprehensive loss	(15,918)	(14,054)	(10,996)	(11,706)	(11,532)
Total shareholders' equity	607,224	601,056	598,028	590,118	583,444
Total liabilities and shareholders’ equity	$5,356,841	$5,427,398	$5,499,409	$5,463,002	$5,072,875

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
Nonaccrual loans - held-for-investment	$1,734	$3,303	$5,291	(48)%	(67)%
Restructured and loans over 90 days past due
and still accruing	981	527	889	86%	10%
Total nonperforming loans	2,715	3,830	6,180	(29)%	(56)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$2,715	$3,830	$6,180	(29)%	(56)%
Other restructured loans still accruing	$113	$125	$93	(10)%	22%
Net charge-offs (recoveries) during the quarter	$(2,883)	$(65)	$(153)	(4,335)%	(1,784)%
Provision for (recapture of) credit losses on loans during the quarter	$(181)	$(567)	$(493)	68%	63%
Allowance for credit losses on loans	$45,490	$42,788	$43,956	6%	3%
Classified assets	$28,929	$30,579	$32,402	(5)%	(11)%
Allowance for credit losses on loans to total loans	1.48%	1.41%	1.56%	5%	(5)%
Allowance for credit losses on loans to total nonperforming loans	1,675.51%	1,117.18%	711.26%	50%	136%
Nonperforming assets to total assets	0.05%	0.07%	0.12%	(29)%	(58)%
Nonperforming loans to total loans	0.09%	0.13%	0.22%	(31)%	(59)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	7%	0%	(14)%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	6%	7%	0%	(14)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$427,242	$420,416	$400,636	2%	7%
Shareholders’ equity / total assets	11.34%	11.07%	11.50%	2%	(1)%
Tangible common equity / tangible assets (2)	8.25%	8.01%	8.19%	3%	1%
Loan to deposit ratio	66.81%	64.48%	65.02%	4%	3%
Noninterest-bearing deposits / total deposits	40.02%	38.63%	42.36%	4%	(6)%
Total capital ratio	14.6%	14.6%	15.6%	0%	(6)%
Tier 1 capital ratio	12.5%	12.4%	13.3%	1%	(6)%
Common Equity Tier 1 capital ratio	12.5%	12.4%	13.3%	1%	(6)%
Tier 1 leverage ratio	8.7%	8.3%	8.6%	5%	1%
Heritage Bank of Commerce:
Total capital ratio	14.1%	13.9%	15.0%	1%	(6)%
Tier 1 capital ratio	13.0%	12.9%	13.9%	1%	(6)%
Common Equity Tier 1 capital ratio	13.0%	12.9%	13.9%	1%	(6)%
Tier 1 leverage ratio	9.0%	8.7%	9.0%	3%	0%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	At or For the Quarter Ended:
CREDIT QUALITY DATA	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2022	2022	2021	2021	2021
Nonaccrual loans - held-for-investment	$1,734	$3,303	$3,460	$4,091	$5,291
Restructured and loans over 90 days past due
and still accruing	981	527	278	642	889
Total nonperforming loans	2,715	3,830	3,738	4,733	6,180
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$2,715	$3,830	$3,738	$4,733	$6,180
Other restructured loans still accruing	$113	$125	$125	$90	$93
Net charge-offs (recoveries) during the quarter	$(2,883)	$(65)	$(225)	$(238)	$(153)
Provision for (recapture of) credit losses on loans during the quarter	$(181)	$(567)	$(615)	$(514)	$(493)
Allowance for credit losses on loans	$45,490	$42,788	$43,290	$43,680	$43,956
Classified assets	$28,929	$30,579	$33,719	$31,937	$32,402
Allowance for credit losses on loans to total loans	1.48%	1.41%	1.40%	1.54%	1.56%
Allowance for credit losses on loans to total nonperforming loans	1,675.51%	1,117.18%	1,158.11%	922.88%	711.26%
Nonperforming assets to total assets	0.05%	0.07%	0.07%	0.09%	0.12%
Nonperforming loans to total loans	0.09%	0.13%	0.12%	0.17%	0.22%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	7%	7%	7%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	6%	7%	7%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$427,242	$420,416	$416,729	$408,064	$400,636
Shareholders’ equity / total assets	11.34%	11.07%	10.87%	10.80%	11.50%
Tangible common equity / tangible assets (2)	8.25%	8.01%	7.84%	7.73%	8.19%
Loan to deposit ratio	66.81%	64.48%	64.87%	59.94%	65.02%
Noninterest-bearing deposits / total deposits	40.02%	38.63%	40.00%	38.19%	42.36%
Total capital ratio	14.6%	14.6%	14.4%	15.1%	15.6%
Tier 1 capital ratio	12.5%	12.4%	12.3%	12.9%	13.3%
Common Equity Tier 1 capital ratio	12.5%	12.4%	12.3%	12.9%	13.3%
Tier 1 leverage ratio	8.7%	8.3%	7.9%	8.6%	8.6%
Heritage Bank of Commerce:
Total capital ratio	14.1%	13.9%	13.8%	14.5%	15.0%
Tier 1 capital ratio	13.0%	12.9%	12.8%	13.5%	13.9%
Common Equity Tier 1 capital ratio	13.0%	12.9%	12.8%	13.5%	13.9%
Tier 1 leverage ratio	9.0%	8.7%	8.2%	9.0%	9.0%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	June 30, 2022			June 30, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,050,177	36,538	4.80%	$2,794,421	$33,439	4.80%
Securities - taxable	912,408	4,407	1.94%	479,419	1,944	1.63%
Securities - exempt from Federal tax (3)	40,447	343	3.40%	62,257	511	3.29%
Other investments and interest-bearing deposits
in other financial institutions	982,579	2,340	0.96%	1,341,987	845	0.25%
Total interest earning assets (3)	4,985,611	43,628	3.51%	4,678,084	36,739	3.15%
Cash and due from banks	37,172			42,449
Premises and equipment, net	9,666			10,147
Goodwill and other intangible assets	180,391			183,283
Other assets	121,796			133,134
Total assets	$5,334,636			$5,047,097

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,836,350			$1,808,638

Demand, interest-bearing	1,249,875	468	0.15%	1,139,090	477	0.17%
Savings and money market	1,327,665	558	0.17%	1,179,321	528	0.18%
Time deposits - under $100	12,643	4	0.13%	15,335	8	0.21%
Time deposits - $100 and over	125,258	114	0.37%	133,935	164	0.49%
CDARS - money market and time deposits	27,645	2	0.03%	31,236	2	0.03%
Total interest-bearing deposits	2,743,086	1,146	0.17%	2,498,917	1,179	0.19%
Total deposits	4,579,436	1,146	0.10%	4,307,555	1,179	0.11%

Subordinated debt, net of issuance costs	48,425	531	4.40%	39,802	577	5.81%
Short-term borrowings	16	—	0.00%	28	—	0.00%
Total interest-bearing liabilities	2,791,527	1,677	0.24%	2,538,747	1,756	0.28%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,627,877	1,677	0.15%	4,347,385	1,756	0.16%
Other liabilities	103,577			116,703
Total liabilities	4,731,454			4,464,088
Shareholders’ equity	603,182			583,009
Total liabilities and shareholders’ equity	$5,334,636			$5,047,097

Net interest income (3) / margin		41,951	3.38%		34,983	3.00%
Less tax equivalent adjustment (3)		(72)			(107)
Net interest income		$41,879			$34,876

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $816,000 for the second quarter of 2022 (of which $493,000 was from PPP loans), compared to $2,192,000 for the second quarter of 2021 (of which $1,876,000 was from PPP loans). Prepayment fees totaled $549,000 for the second quarter of 2022, compared to $504,000 for the second quarter of 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2022			March 31, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,050,177	$36,538	4.80%	$3,028,589	$35,101	4.70%
Securities - taxable	912,408	4,407	1.94%	781,689	3,444	1.79%
Securities - exempt from Federal tax (3)	40,447	343	3.40%	44,871	376	3.40%
Other investments and interest-bearing deposits
in other financial institutions	982,579	2,340	0.96%	1,238,702	1,064	0.35%
Total interest earning assets (3)	4,985,611	43,628	3.51%	5,093,851	39,985	3.18%
Cash and due from banks	37,172			37,630
Premises and equipment, net	9,666			9,605
Goodwill and other intangible assets	180,391			181,065
Other assets	121,796			121,089
Total assets	$5,334,636			$5,443,240

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,836,350			$1,857,164

Demand, interest-bearing	1,249,875	468	0.15%	1,279,989	459	0.15%
Savings and money market	1,327,665	558	0.17%	1,394,734	543	0.16%
Time deposits - under $100	12,643	4	0.13%	13,235	5	0.15%
Time deposits - $100 and over	125,258	114	0.37%	119,082	106	0.36%
CDARS - money market and time deposits	27,645	2	0.03%	32,932	1	0.01%
Total interest-bearing deposits	2,743,086	1,146	0.17%	2,839,972	1,114	0.16%
Total deposits	4,579,436	1,146	0.10%	4,697,136	1,114	0.10%

Subordinated debt, net of issuance costs	48,425	531	4.40%	39,951	571	5.80%
Short-term borrowings	16	—	0.00%	29	—	0.00%
Total interest-bearing liabilities	2,791,527	1,677	0.24%	2,879,952	1,685	0.24%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,627,877	1,677	0.15%	4,737,116	1,685	0.14%
Other liabilities	103,577			106,769
Total liabilities	4,731,454			4,843,885
Shareholders’ equity	603,182			599,355
Total liabilities and shareholders’ equity	$5,334,636			$5,443,240

Net interest income (3) / margin		41,951	3.38%		38,300	3.05%
Less tax equivalent adjustment (3)		(72)			(79)
Net interest income		$41,879			$38,221

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $816,000 for the second quarter of 2022 (of which $493,000 was from PPP loans), compared to $1,788,000 for the first quarter of 2022 (of which $1,346,000 was from PPP loans). Prepayment fees totaled $549,000 for the second quarter of 2022, compared to $510,000 for the first quarter of 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2022			June 30, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,039,443	71,639	4.75%	$2,707,858	$67,275	5.01%
Securities - taxable	847,409	7,851	1.87%	458,256	3,672	1.62%
Securities - exempt from Federal tax (3)	42,647	719	3.40%	64,373	1,053	3.30%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	1,109,933	3,404	0.62%	1,319,249	1,613	0.25%
Total interest earning assets (3)	5,039,432	83,613	3.35%	4,549,736	73,613	3.26%
Cash and due from banks	37,400			41,640
Premises and equipment, net	9,636			10,257
Goodwill and other intangible assets	180,726			183,648
Other assets	121,444			125,961
Total assets	$5,388,638			$4,911,242

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,846,699			$1,761,035

Demand, interest-bearing	1,264,849	927	0.15%	1,082,962	956	0.18%
Savings and money market	1,361,014	1,101	0.16%	1,158,693	1,100	0.19%
Time deposits - under $100	12,937	9	0.14%	15,616	17	0.22%
Time deposits - $100 and over	122,187	220	0.36%	132,397	335	0.51%
CDARS - money market and time deposits	30,274	3	0.02%	28,265	3	0.02%
Total interest-bearing deposits	2,791,261	2,260	0.16%	2,417,933	2,411	0.20%
Total deposits	4,637,960	2,260	0.10%	4,178,968	2,411	0.12%

Subordinated debt, net of issuance costs	44,211	1,102	5.03%	39,780	1,148	5.82%
Short-term borrowings	23	—	0.00%	36	—	0.00%
Total interest-bearing liabilities	2,835,495	3,362	0.24%	2,457,749	3,559	0.29%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,682,194	3,362	0.14%	4,218,784	3,559	0.17%
Other liabilities	105,165			111,364
Total liabilities	4,787,359			4,330,148
Shareholders’ equity	601,279			581,094
Total liabilities and shareholders’ equity	$5,388,638			$4,911,242

Net interest income (3) / margin		80,251	3.21%		70,054	3.10%
Less tax equivalent adjustment (3)		(151)			(220)
Net interest income		$80,100			$69,834

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,604,000 for the first six months of 2022 (of which $1,839,000 was from PPP loans), compared to $5,881,000 for the first six months of 2021 (of which $5,277,000 was from PPP loans). Prepayment fees totaled $1,059,000 for the first six months of 2022, compared to $1,021,000 for the first six months of 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.